Exhibit 10.1

FIRST AMENDMENT TO LETTER LOAN AGREEMENT

AND RELATED PROMISSORY NOTES

THIS FIRST AMENDMENT TO LETTER LOAN AGREEMENT AND RELATED PROMISSORY NOTES (this “Amendment”) is executed as of September 30, 2003, by and between AMX CORPORATION, a Texas corporation, formerly known as PANJA INC. (“Borrower”) and BANK ONE, NA, successor by merger to BANK ONE, TEXAS, N.A., a national banking association (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender entered into that certain Letter Loan Agreement, dated September 30, 2002, pursuant to which Lender agreed to make available to Borrower the Revolving Loan (as therein defined), the Term Loan (as therein defined), the EXIM Facility (as therein defined), and the Letters of Credit (as therein defined)(as heretofore or hereafter amended, the “Loan Agreement”)(each capitalized term used herein, but not otherwise defined shall have the same meaning given to it in the Loan Agreement); and

WHEREAS, pursuant to the Loan Agreement, Borrower and Lender executed that certain Export Loan Agreement (as heretofore or hereafter amended, the “EXIM Agreement”) dated the date of the Loan Agreement, pursuant to which Lender agreed to make available to Borrower a working capital loan for export transactions in the amount of $5,000,000.00 (the “EXIM Facility”) to be guaranteed by EX-IM Bank (as defined in the EXIM Agreement; and

WHEREAS, in connection with the Loan Agreement, Borrower executed that certain Revolving Promissory Note (the “Revolving Note”) dated the date of the Loan Agreement in the stated principal amount of $12,500,000; and

WHEREAS, in connection with the Loan Agreement, Borrower executed that certain Promissory Note (the “Term Note”) dated the date of the Loan Agreement in the stated principal amount of $1,532,175 (the Revolving Note and the Term Note shall be collectively referred to herein as the “Notes”); and

WHEREAS, Borrower has requested that, among other things, Lender (a) renew and decrease the amount of the Committed Sum from $12,500,000 to $10,000,000, (b) cancel the EXIM Facility, (c) modify the Loan Agreement to include in the Borrowing Base an advance rate of 30% on the value of Borrower’s equipment and to increase the advance rate on Eligible Inventory from 30% to 50%, and (d) modify certain covenants and other provisions contained in the Loan Agreement and the Notes; and

WHEREAS, subject to the terms and conditions herein contained, Lender is willing to agree to such requests.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:

ARTICLE I: AMENDMENTS

Section 1.1. Modifications to Loan Agreement.

(a) Modification to Section 1(a) of the Loan Agreement. As of the date of this Amendment, the first paragraph of Section 1(a) of the Loan Agreement is hereby deleted and restated in its entirety as follows:

Revolving Loan. Subject to the terms and conditions set forth in this Loan Agreement and the other Loan Documents, Bank agrees to lend to Borrower for working capital and general corporate purposes, on a revolving basis from time to time during the period commencing on the date hereof and continuing through and including 11:00 a.m. (Dallas, Texas time) on September 29, 2004 (the “Termination Date”), such amounts as Borrower may request hereunder (the “Revolving Loan”); provided, however, the total principal amount outstanding at any time shall not exceed the lesser of (referred to herein as the “Availability”) (a) an amount (the “Borrowing Base”) up to the sum of (i) 80% of Borrower’s Eligible Accounts (as hereinafter defined), plus (ii) 50% of Borrower’s Eligible Inventory, plus (iii) 25% of Borrower’s Eligible Raw Material Inventory, plus (iv) 30% of the book value (i.e. adjusted for depreciation, in such amount as approved by Lender) of Borrower’s equipment, minus (iv) the Reserve, or (b) $10,000,000 (the “Committed Sum”). The Availability under the Revolving Loan shall be reduced by (a) amounts outstanding under the Revolving Loan and (b) the outstanding Letter of Credit Liabilities. If at any time the aggregate principal amount outstanding under the Revolving Loan shall exceed the Availability, Borrower agrees to immediately repay to Bank such excess amount, plus all accrued but unpaid interest thereon. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder. All sums advanced hereunder in respect of the Revolving Loan, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Termination Date.

(b) Modification to Section 1(b) of the Loan Agreement. As of the date of this Amendment, the first paragraph of Section 1(b) of the Loan Agreement is hereby deleted and restated in its entirety as follows:

Term Loan. Subject to the terms and conditions set forth in this Loan Agreement and the other Loan Documents, Bank agrees to lend to Borrower the amount of $1,532,175.00 (the “Term Loan”; together with the Revolving Loan, collectively the “Loan”), which funds have previously been advanced to Borrower and are currently outstanding. All sums previously advanced under the Term Loan shall be due and payable in full on April 30, 2004.

(c) Deletion of Section 1(c) of the Loan Agreement. As of the date of this Amendment, Section 1(c) of the Loan Agreement is hereby deleted in its entirety

(d) Modification to Section 2 of the Loan Agreement. As of the date of this Amendment, Section 2 of the Loan Agreement is hereby deleted and restated in its entirety as follows:

Promissory Notes. The Revolving Loan shall be evidenced by a Renewed and Restated Revolving Promissory Note (herein called, together with any renewals, extensions and increases thereof, the “Revolving Note”) payable by Borrower to the order of Bank in the stated principal amount of $10,000,000, in form and substance acceptable to Bank. The Term Loan shall be evidenced by a Term Promissory Note (herein called, together with any renewals, extensions and increases thereof, the “Term Note”; and together with the Revolving Note, collectively the “Notes”) payable by Borrower to the order of Bank in the stated principal amount of

$1,532,175.00, in form and substance acceptable to Bank. Interest on the Notes shall accrue at the rate and be payable as set forth therein.

(e) Modification to Unused Fee in Section 4 of the Loan Agreement. As of the date of this Amendment, Section 4(a) of the Loan Agreement is hereby deleted and restated in its entirety as follows:

Unused Fee; Waiver and Amendment Fee. (a) Borrower shall pay to Bank a fee on any difference between the Committed Sum and the amount of credit it actually uses, determined by the average of the daily amount of credit outstanding during the specified period (the “Unused Portion”). The fee shall be due and payable quarterly in arrears on the last day of December and on the last day of each March, June, September and December until the expiration of the availability of advances under the Revolving Loan and shall be in the amount equal to .25% of the Unused Portion for such quarter.

(f) Modification to Capital Expenditures Covenant in Section 8 of the Loan Agreement. As of the date of this Amendment, Section 8(i) of the Loan Agreement is hereby deleted and restated in its entirety as follows:

(i) Make capital expenditures in excess of $4,500,000 during any fiscal year.

(g) Modification to Reporting Requirements in Section 9 of the Loan Agreement. As of the date of this Amendment, Section 9(f) and Section 9(h) are hereby deleted in their entirety and Section 9(d) is hereby deleted and restated in its entirety as follows:

(d) Within twenty (20) days after the end of each calendar month, an analysis of Borrower’s accounts receivable showing an aging of such accounts, in form and substance acceptable to Bank;

(h) Modification to Section 10 of the Loan Agreement.

(i) As of the date of this Amendment, Section 10(b) of the Loan Agreement is hereby deleted and restated in its entirety as follows:

Any failure by Borrower or any Obligated Party (as hereinafter defined) to perform or keep any nonpayment covenant or condition contained in this Loan Agreement or in any of the other Loan Documents and the continuation of such failure for thirty (30) days (other than the covenants contained in Sections 8, 9 or Addendum 1, for which there is no grace period); or

(ii) As of the date of this Amendment, Section 10(c) of the Loan Agreement is hereby deleted and restated in its entirety as follows:

Any representation or warranty of Borrower set forth in any of the Loan Documents proves to have been false or untrue in any material respect when made; or

(iii) As of the date of this Amendment, Section 10(h) of the Loan Agreement is hereby deleted in its entirety.

(i) Modification to Addendum I to the Loan Agreement. As of the date of this Amendment, Addendum I to the Loan Agreement is hereby deleted and replaced with Addendum I-A, attached hereto.

Section 1.2. Extension of Maturity Date of the Revolving Loan. Contemporaneously with the execution of this Amendment, Borrower is executing that certain Renewed and Restated Revolving Promissory Note, the Maturity Date of the Revolving Loan is being extended to September 29, 2004, and in this regard, all of the other Loan Documents are hereby modified to reflect such extension by extending the Maturity Date.

Section 1.3. Modification to Interest Rate of the Term Note. As of the date of this Amendment, the definition of “Adjusted LIBOR Rate” in Section 1 of the Term Note is hereby deleted and restated in its entirety as follows:

“Adjusted LIBOR Rate” shall mean with respect to each Interest Period, on any day thereof an amount equal to the sum of (i) the quotient of (a) the LIBOR Rate with respect to such Interest Period (the “Index”), divided by (b) the remainder of 1.0 less the Reserve Requirement in effect on such day, plus (ii) 1.375%. Each determination by Bank of the Adjusted LIBOR Rate shall, in the absence of manifest error, be conclusive and binding.

Section 1.4. Termination of EXIM Loan Documents. As of the date of this Amendment, each of the EXIM Loan Documents is hereby terminated in its entirety.

ARTICLE II: CONDITIONS PRECEDENT

Section 2.1. Closing. The closing (the “Closing”) of the transactions contemplated by this Amendment shall occur on and as of the date that all conditions hereto contained in Section 2.2 of this Amendment have been satisfied (the “Amendment Closing Date”).

Section 2.2. Conditions to the Closing. As conditions precedent to the Closing (a) Borrower and Lender shall have executed and delivered this Amendment and (b) Borrower shall have executed and delivered to Lender that certain Renewed and Restated Revolving Promissory Note dated of even date herewith payable to the order of Lender.

ARTICLE III: MISCELLANEOUS

Section 3.1. Continuing Effect. Except as modified, amended or terminated hereby, the Loan Agreement and other Loan Documents are and shall remain in full force and effect in accordance with their terms.

Section 3.2. Intentionally Omitted.

Section 3.3. Binding Loan Agreement. This Amendment shall be binding upon, and shall inure to the benefit of, the parties’ respective representatives, successors and assigns.

Section 3.4. Ratification. Except as otherwise expressly modified or terminated by this Amendment, all terms and provisions of the Loan Agreement, the Notes and the other Loan Documents, shall remain unchanged and hereby are ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with their terms.

Section 3.5. No Defenses. Borrower by its execution of this Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loans, the modification of the Loans, any documents mentioned herein or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

Section 3.6. Further Assurances. The parties hereto shall execute such other documents as may be necessary or as may be required, in the opinion of counsel to Lender, to effect the transactions contemplated hereby and to extend the liens and/or security interests of all other collateral instruments, as modified by this Amendment. Borrower also agrees to provide to Lender such other documents and instruments as Lender reasonably may request in connection with the modification of the Loans effected hereby.

Section 3.7. Usury Savings Clause. Notwithstanding anything to the contrary in this Amendment, the Notes or any other Loan Document, or in any other agreement entered into in connection with the Notes or securing the indebtedness evidenced by the Notes, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under the Notes or otherwise in connection with the Notes shall under no circumstances exceed the maximum rate of interest permitted by applicable law. In the event the maturity of the Notes is accelerated by reason of an election by the holder thereof resulting from a default thereunder or under any other document executed as security therefore or in connection therewith, or by voluntary prepayment by the maker, or otherwise, then earned interest may never include more than the maximum rate of interest permitted by applicable law. If from any circumstance any holder of any of the Notes shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the maximum rate of interest permitted by applicable law shall be applied to the reduction of the principal amount owing on such Notes or on account of any other principal indebtedness of the maker to the holders of such Notes, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal thereof and such other indebtedness, the amount of such excessive interest that exceeds the unpaid balance of principal thereof and such other indebtedness shall be refunded to the maker. All sums paid or agreed to be paid to the holder of the Notes for the use, forbearance or detention of the indebtedness of the maker to the holder of such Notes shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full for the purpose of determining the actual rate on such indebtedness is uniform throughout the term thereof.

The terms “maximum amount” or “maximum rate” as used in this Amendment or the Notes, or in any other agreement entered into in connection with the Notes or securing the indebtedness evidenced by the Notes, whether now existing or hereafter arising and whether written or oral, include, as to Chapter 303 of the Texas Finance Code (and as same may be incorporated by reference in other statutes of the State of Texas), but otherwise without limitation, that rate based upon the “weekly ceiling”; provided, however, that this designation shall not preclude the rate of interest contracted for, charged or received in connection with the Loans from being governed by, or construed in accordance with, any other state or federal law, including but not limited to, Public Law 96-221.

Section 3.8. Non-Waiver of Events of Default. Except as specifically provided herein, neither this Amendment nor any other document executed in connection herewith constitutes or shall be deemed (a) a waiver of, or consent by Lender to, any default or event of default which may exist or hereafter occur under any of the Loan Documents, (b) a waiver by Lender of any of Borrower’s obligations under the Loan Documents, or (c) a waiver by Lender of any rights, offsets, claims, or other causes of action that Lender may have against Borrower.

Section 3.9. Enforceability. In the event the enforceability or validity of any portion of this Amendment, the Loan Agreement, the Notes, or any of the other Loan Documents is challenged or questioned, such provision shall be construed in accordance with, and shall be governed by, whichever applicable federal or Texas law would uphold or would enforce such challenged or questioned provision.

Section 3.10. Counterparts. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

Section 3.11. Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.

Section 3.12. Entire Loan Agreement. This Amendment, together with the other Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof. This Amendment and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER THEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

LENDER: BANK ONE, NA, successor by merger to BANK ONE, TEXAS, N.A., a national banking association

By:	/s/ Fred Points

Name:	Fred Points

Title:	First Vice President

BORROWER: AMX CORPORATION, a Texas corporation, formerly known as PANJA INC.

By:	/s/ C. Chris Apple

Name:	C. Chris Apple

Title:	Vice President & CFO

ADDENDUM I-A

TO

LETTER LOAN AGREEMENT

Unless otherwise specified, all accounting and financial terms and covenants set forth below are to be determined according to generally accepted accounting principles, consistently applied:

Financial Covenants

Leverage

Borrower will maintain, as of the last day of each of its fiscal quarters, a ratio of (a) total liabilities, to (b) Tangible Net Worth of not greater than 1.75 to 1.0. Borrower will report compliance with this covenant as of the last day of each of its fiscal quarters.

As used herein, “Tangible Net Worth” means, as of any date, the total shareholders’ equity (including capital stock, additional paid-in-capital and retained earnings after deducting treasury stock) which would appear on a balance sheet of Borrower, less the aggregate book value of intangible assets shown on such balance sheet, plus any subordinated debt as of such date.

EBITDA

Borrower will maintain as of the last day of each of its fiscal quarters, for the immediately preceding 12 month period, EBITDA (excluding Tax Refunds) of not less than $3,000,000. Borrower will report compliance with this covenant as of the last day of each of its fiscal quarters.

As used herein, “EBITDA” means, Net Income plus, to the extent deducted in determining Net Income, (i) Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, and (iv) amortization.

As used herein, “Interest Expense” means, with reference to any period, the interest expense of Borrower during such period as reflected in the financial statements of Borrower prepared in accordance with generally accepted accounting principles (“GAAP”).

As used herein, “Net Income” means, with reference to any period, the net income (or loss) of Borrower during such period as reflected in the financial statements of Borrower prepared in accordance with GAAP.